EXHIBIT 10.3

                             SHAREHOLDERS' AGREEMENT

THIS  AGREEMENT  is  made  as  of  25th  day  of  September,  2000

AMONG:

          ALISTAIR  FRASER,  of  332  4th  Street East, North Vancouver, British
          ----------------
          Columbia,  V7L 1J2

AND:                                                                  ("Fraser")

          CRAIG  HAMILTON,  of  6  -  2475  West  1st Avenue, Vancouver, British
          ----------------
          Columbia,  V6H  lG5

AND:                                                                ("Hamilton")

          JEFF  BEIS,  of 2980 West 8th Avenue, Vancouver, British Columbia, V6K
          ----------
          2Cl

AND:                                                                    ("Beis")

          KAREL  TEN  HOOPE, of 4104 St. Albans Avenue, North Vancouver, British
          ----------------
          Columbia,  V7N 1Tl

AND:                                                               ("Ten Hoope")

          BRENDAN  MUMEY,  of  2485 Arnica Drive, Bozemon, Montana, U.S.A. 59715
          --------------
          AND:

AND:                                                                   ("Mumey")

          IQUEST  NETWORKS  INC., a Wyoming company having an office at 507 -837
          ----------------------
          West  Hastings  Street,  Vancouver,  British  Columbia,  V6C 3N6

AND:                                                                  ("iQuest")

          INOIZE.COM  SOFTWARE  LTD.,  a  British  Columbia  company  having its
          -------------------------
          registered office at 900 Waterfront Centre, 200 Burrard Street, Vancouver, British Columbia, V7X lT2

AND:                                                             (the "Company")


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                                        2

BACKGROUND

A. The Company carries on the business of software development with respect to creating an internet-based network for finding and securely streaming personal CD collections between community members over the internet.

B. Fraser, Hamilton, Beis, Ten Hoope and Mumey are the registered and beneficial holders of the numbers of issued and outstanding shares in the capital of the Company set out in Schedule C, which shares represent the only issued and outstanding shares of the Company.

C. iQuest has agreed to invest $250,000 in Canadian funds in the Company in return for 2,500,OOO Class B common shares and pursuant to a subscription agreement dated September 28, 200O.

D. As a condition of completing the transactions contemplated in the subscription agreement described above, the parties have agreed to enter into this Shareholders' Agreement to set out their respective rights and responsibilities with respect to the Company.

TERMS  OF  AGREEMENT

In consideration of the premises and the mutual covenants contained in this Agreement, the parties to this Agreement covenant and agree each with the others as follows:

1.   INTERPRETATION

1.1. DEFINITIONS. For the purposes of this Agreement (including the recitals), the terms in Schedule A shall have the meanings given to them in that Schedule.

1.2. MEANING OF CONTROL. For the purposes of this Agreement, "control" where used in connection with a corporation means:

     (a) the right to exercise a majority of the votes which may be voted at a general meeting of such corporation; or

     (b) the right to elect or appoint directly or indirectly a majority of the directors of such corporation or other persons who have the right to manage or supervise the management of the affairs and business of the corporation.

1.3. ACCOUNTING TERMINOLOGY. All accounting terms not expressly defined in this Agreement shall have the respective meanings usually ascribed to them in accordance with generally accepted accounting principles in Canada.

1.4. MEANING OF PRO RATA. Unless the context otherwise requires, all rights, obligations or other matters which are, under the terms of this Agreement, to be determined on a proportionate or pro rata basis shall be determined on a basis which is pro rata or


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                                        3

     proportionate to the total number of shares of the Company issued and outstanding as of the date of such determination.

1.5. HEADINGS. The headings used in the Agreement are for convenience and reference only and shall not affect the construction or interpretation of this Agreement.

1.6. SCHEDULES. The Schedules to this Agreement which are incorporated and form part of this Agreement are as follows:

     A-Definitions

     B-Matters  Requiring  Unanimous  Consent  of  Directors

     C-Capital  Contributions

2.   REPRESENTATIONS  AND  WARRANTIES

2.1. iQuest  represents  and  warrants  to  each  of  the  other  parties  that:

     (a) iQuest is a company duly incorporated under the laws of the State of Wyoming, and is valid, subsisting and in good standing;

     (b) iQuest has the corporate power to enter into this Agreement and to perform and observe its obligations and agreements set out in this Agreement;

     (c) this Agreement has been duly executed and delivered by iQuest and is a valid and binding obligation enforceable in accordance with its terms.

2.2. iNoize  represents  and  warrants  to  each  of  the  other  parties  that:

     (a) iNoize is a company duly incorporated under the laws of the Province of British Columbia, and is valid, subsisting and in good standing;

     (b) iNoize has the corporate power to enter into this Agreement and to perform and observe its obligations and agreements set out in this Agreement;

     (c) this Agreement has been duly executed and delivered by iNoize and is a valid and binding obligation enforceable in accordance with its terms.

3.   AGREEMENT  ON  CORPORATE  MATTERS

3.1. CORPORATE MATTERS. The Shareholders and the Company agree that, notwithstanding any provisions to the contrary contained in the Articles of the Company, the corporate matters referred to in this section 3 shall be governed by the applicable provisions of this section 3, and that in the case of any inconsistency or conflict between the Articles of Company and the provisions of this section 3, the provisions of this section 3 shall govern.

3.2. DIRECTORS. The Shareholders shall vote their Shares, so that the Board comprises three directors, which include one nominee of Fraser, one nominee of Hamilton and one


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                                        4

     nominee of iQuest. Fraser shall, for a period of one year from the date first written above, nominate Fraser, as his nominee director provided that Fraser is living and has not suffered a Permanent Incapacity. After one year from the date of this Agreement, Fraser may nominate another individual as his nominee director, provided that iQuest shall have the right to consent to such nomination, such consent not to be unreasonably withheld. Hamilton shall, for a period of one year from the date first written above, nominate Hamilton, as its nominee director provided that Hamilton is living and has not suffered a Permanent Incapacity. After one year from the date of this Agreement, Hamilton may nominate another individual as his nominee director, provided that iQuest shall have the right to consent to such nomination, such consent not to be unreasonably withheld. Subject to the foregoing, if a position on the Board formerly held by a director is open for any reason, the Shareholder whose nominee formerly occupied such position shall be entitled to nominate A new director to fill the vacancy.

3.3. SECRETARY OF THE COMPANY. The Board shall by resolution appoint Tony Drescher as Secretary of the Company to hold office until the first annual general meeting of the Company. Following the first annual general meeting of the Company, iNoize shall nominate the Secretary of the Company and shall notify the Board of its selection on an annual basis within one (1) business day of the conclusion of the annual general meeting of the Company. The Board shall by resolution appoint iNoize's nomination as Secretary of the Company.

3.4. OTHER OFFICERS. The officers of the Company, other than the Corporate Secretary, shall be such persons as the Board shall by resolution appoint. The Board shall make such appointments on an annual basis immediately following the annual general meeting of the Company.

3.5. AUDITORS. The shareholders shall vote their shares so that the Auditors of the Company are the firm of Amisano, Hanson, Chartered Accountants or such other firm as iQuest, from time to time, nominates.


3.6. MEETINGS  OF  THE  BOARD

     (a) Any director of the Company may, in accordance with this subsection 3.6, call a meeting of the Board. At least seven days' prior written notice shall be given to the other directors of the Company of each meeting of the Board unless the giving of such notice is waived by each director before, during or after the meeting. Attendance at the meeting by a director shall be deemed to be a waiver of the giving of such notice. The notice of meeting shall set out in reasonable detail the business to be considered at such meeting and no other business shall be transacted at such meeting without the consent of all of the directors.

     (b) Meetings of the Board may be held by telephone conference and the parties specifically consent to the validity of meetings so held provided the requirements relating to quorum and notice are complied with.


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                                        5

     (c) A quorum for a meeting of the Board shall be two of the directors of the Company.

3.7 FAILURE TO VOTE. In the event that a director shall fail to vote and act as a director to carry out the provisions of this Agreement, the Shareholders shall exercise their rights as members of the Company to remove such director from the Board and, subject to subsection 3.2, to elect in his or her place an individual who will use his or her best efforts to carry out the provisions of this Agreement.

3.8 MATTERS REQUIRING UNANIMOUS APPROVAL OF DIRECTORS. The matters set out in Schedule B shall only be undertaken with (in addition to the consents or approvals, if any, required under the Company Act or the Articles of the Company) the consent in writing of all of the directors of the Company.

4.   FINANCES

4.1 iQUEST RIGHT OF FIRST REFUSAL. The Company shall not agree to any Financing in excess of $20,000 without first providing iQuest the opportunity to provide such Financing. The Company shall give iQuest written notice of any proposed Financing and allow iQuest to match such Financing within seven days of the provision of the notice. The notice must state the amount of Financing being sought and the terms of repayment. If iQuest does not exercise its right of first refusal, then the Company may seek Financing from any other source on terms materially equivalent to those set out in the notice, provided that the amount of funds which the Company seeks to borrow does not vary by more than 5% from the amount set out in the notice.

4.2 BANK FINANCING. Subject to section 4.1 and subject to the Shareholders agreeing otherwise, the Company shall borrow from the Bank, to the extent the Company is able on terms satisfactory to the Board, the funds required from time to time by the Company.

4.3 INTEREST. Shareholders' Loans shall not bear interest unless unanimously agreed to by the Board.

4.4 SUBORDINATION OF SHAREHOLDERS' LOANS. The Shareholders shall subordinate and postpone all Shareholders' Loans (including without limitation existing loans, if any) to all financings or borrowings by the Company to the extent required by the Board.

4.5 RESTRICTION ON DEMAND. No Shareholder shall demand repayment of a Shareholder's Loan, unless:

     (a)  all  Shareholders  agree  in  writing  to  the  repayment;  or

     (b)  this  Agreement  has  terminated  in  accordance with subsection 14.1.

4.6 INDEMNITIES. If at any time a Shareholder (or its Representative or one of its Affiliates) (the "Indemnitor") becomes a guarantor or a surety of, or otherwise liable for, any indebtedness or obligations of the Company (or any of its Subsidiaries) (whether such guarantee or obligation is limited, several or joint and several) and the incurrence of such


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                                        6

     liability was made at the unanimous written request of the Board, then, subject to subsection 12.11 of this Agreement, the other Shareholders and their Representatives and Affiliates, shall jointly and severally indemnify and save harmless the Indemnitor so that each Shareholder (together with its Representatives and Affiliates) shall be liable and shall pay its share of such indebtedness or obligation which is proportionate to each Shareholder's respective holdings of shares in the capital of the Company.

4.7. ISSUING CHEQUES. Any cheque drawn upon the Company's bank account shall require the signatures of two authorized signatories. For any cheque drawn upon the Company's bank account in an amount greater than $10,000, the authorized signatories shall consist of an authorized signatory selected by the Company and an authorized signatory selected by iQuest. The signed cheque, or notice that the signature will not be provided with reasons why the signature has not been provided, shall be provided on or before 3:00 pm the Business Day following a request for signature.

5.   RESTRICTIONS  ON  TRANSFER

5.1. RESTRICTION ON TRANSFER. No Shareholder shall Transfer all or any part of its Interest to any person, whether a Shareholder or not, except as otherwise expressly provided in this Agreement.

5.2. ABSOLUTE RESTRICTION ON SALE FOR 1 YEAR. No Shareholder shall sell any of its Shares for a period of one year commencing on the date of this Agreement.

5.3. RIGHT  OF  FIRST  REFUSAL

     (a) A Shareholder (the "Offeror") desiring to transfer any or all of its Shares shall give written notice to the Company (the "Transfer Notice") specifying the number of its Shares that it desires to transfer (the "Offered Shares"), the price, in lawful money of Canada, for the Offered Shares, and the terms of payment upon which the Offeror is prepared to transfer the Offered Shares. The Transfer Notice shall constitute the Company as the agent of the Offeror for the sale of the Offered Shares to any other Shareholder or Shareholders at the price and upon the terms of payment specified in the Transfer Notice. The Transfer Notice shall also state whether the Offeror has received an offer to purchase (the "Third Party Offer") the Offered Shares, OR any of them, from, or proposes to sell the Offered Shares, or any of them, to, any particular person or persons who are not Shareholders (the "Third Party Offerors") and, if so, the names and addresses of those persons and the price and terms in the Third Party Offer shall be specified in the Transfer Notice. The Transfer Notice shall constitute an offer by the Offeror to the other Shareholders to sell the Offered Shares to the other Shareholders and shall not be revocable.

     (b) The Company shall forthwith upon receipt of the Transfer Notice transmit a copy of it to each Shareholder other than the Offeror and shall request that each such Shareholder state in writing, within 14 days from the date of the Transfer Notice,


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                                        7

          whether it is willing to purchase any of the Offered Shares and, if so, the maximum number it is willing to purchase.

     (c) Upon the expiration of the 14-day notice period provided for in paragraph above, if the Company has received from the Shareholders entitled to receive the Transfer Notice sufficient acceptances to purchase all the Offered Shares the Company shall thereupon apportion the Offered Shares among the Shareholders so accepting pro rata in proportion to the number of shares held by each of them respectively up to the number of Offered Shares accepted by each of them respectively. If the Company did not receive sufficient acceptances to purchase all of the Offered Shares, the Company may, but only with the consent of the Offeror, who shall not be obliged to sell in the aggregate less than all the Offered Shares, apportion the Offered Shares among the Shareholders accepting pro rata in proportion to the number of shares held by each of them respectively up to the number of the Offered Shares accepted by each of them respectively.

     (d) Upon the Company's receipt of an acceptance to purchase all or any part of the Offered Shares and after an apportionment has been made pursuant to paragraph (c) above, if necessary, a binding contract of purchase and sale between the Offeror and the Shareholder who transmitted such acceptance shall be deemed to come into existence on the terms set out in this Agreement and the Transfer Notice, which contract will be completed in the manner provided in section 12.

     (e) After an apportionment has been made pursuant to paragraph (c) above and upon payment of the price for the Offered Shares apportioned, the Offeror shall be bound to transfer those shares in accordance with that apportionment and if the Offeror fails to do so the Company shall cause the names of the purchasing Shareholders to be entered in the register of members of the Company as the holders of those shares and shall cancel the share certificates previously issued to the Offeror representing those shares whether they have been produced to the Company or not. Payment to the Company, as agent for the Offeror, of the Purchase Price shall be sufficient payment by the purchasing Shareholders and entry of the transfers in the register of members of the Company shall be conclusive evidence of the validity of the transfers. Upon completion of the transfers, and delivery of the share certificates duly endorsed in blank for transfer, the Company shall pay the Purchase Price to the Offeror.

     (f) The Offeror may for a period of 90 days after the expiration of the 14-day period provided for in paragraph (b) above transfer to any person the Offered Shares not purchased by other Shareholders pursuant to paragraphs (b), (c), (d) and (e) above, provided that:

          (i) if the other Shareholders did not purchase any of the Offered Shares, the Offeror may not sell less than all the Offered Shares;


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                                        8

          (ii) the Offeror shall sell the Offered Shares for cash at Closing, free and clear of encumbrances, and on terms which are otherwise identical to those specified in the Transfer Notice;

          (iii)the Offeror shall not sell any of the Offered Shares to any person, unless at the time of the sale that person complies with subsection 5.6; and

          (iv) if the Offeror has not transferred the Offered Shares or any of them within the 90-day period, then the provisions of this subsection 5.3 shall again become applicable to all of the Offered Shares not disposed of within the 90-day period.

     (g)  The  provisions as to transfers of Shares contained in paragraphs (a),
          (b),  (c),  (d),  (e)  and (f) of this subsection 5.3 shall not apply:

          (i) if, before the proposed transfer of Shares is made, the other Shareholders waive their rights to receive the Transfer Notice; or

          (ii) to any transfer of Shares pursuant to the provisions of sections 6, 8, 9 and 10 of this Agreement.

     (h) The Offeror may include all or any part of its Shareholder's Loan in the Transfer Notice, in which case the Shareholder's Loan (or part thereof) shall be included in the price of the Offered Shares, and all references to Offered Shares in subsection 5.3 shall include the portion of the Shareholder's Loan included therein. If the Offeror does not include its Shareholder's Loan in the Transfer Notice, the Offeror shall retain its Shareholder's Loan, which shall be repaid as the Company's finances permit, as determined by the directors.

5.4. TRANSFER TO AFFILIATES. Notwithstanding subsections 5.1, 5.2 and 5.3, any Shareholder may sell, transfer or otherwise dispose of all, but not less than all, of its Interest to an Affiliate controlled by such Shareholder or the Representative of such Shareholder provided that, prior to any such transfer, the Shareholder and the Affiliate enter into an agreement with the other parties to this Agreement, in form and content acceptable to such parties, which provides that:

     (a) one hundred percent (100%) of the Shareholder's Interest will be transferred to the Affiliate;

     (b) the Affiliate will remain an Affiliate controlled by the Shareholder (or the Representative of such Shareholder) for so long as the Affiliate holds the Interest;

     (c) prior to the Affiliate ceasing to be an Affiliate controlled by the Shareholder (or the Representative of such Shareholder), the Affiliate will transfer its Interest to the Shareholder or to another Affiliate controlled by the Shareholder (or the Representative of such Shareholder), and that such other Affiliate will enter into an agreement similar to this Agreement with the other Shareholders and the Company;


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                                        9

     (d) the Affiliate will otherwise be bound by and have the benefit of the provisions of this Agreement; and

     (e) the obligations of the original Shareholder hereunder shall not in any way be released and shall continue in ml1 force and effect.

5.5. NO TRANSFER BY DEFAULTING SHAREHOLDER. Notwithstanding any other provision of this Agreement, except as required by the terms of this Agreement, no Shareholder shall be entitled to sell, transfer, assign or otherwise dispose of its Interest, or any part thereof, without the prior written consent of the other Shareholders, if it is at that time a Defaulting Shareholder, unless prior to or concurrently with that sale, transfer or other disposition it ceases to be a Defaulting Shareholder.

5.6. FURTHER RESTRICTION OF TRANSFER. No Shareholder shall transfer all or any part of its Interest to any person, whether a Shareholder or not, who is not a party to or has not agreed to be bound by this Agreement until such person subscribes to or agrees to be bound by this Agreement. The Shareholders and the Company will not recognise or treat as a shareholder of the Company any person who acquires any interest or control over any Shares or afford any such person the rights afforded by this Agreement or any of the incidents connected with being a shareholder of the Company until such person subscribes to or agrees to be bound by this Agreement, and the Shareholders need only deal with as a member of the Company persons who have subscribed to or agreed to be bound by this Agreement.

5.7. PIGGY  BACK  RIGHTS

     (a) if, at any time, an Offeror receives a bona fide Third Party Offer from a Third Party Offeror to purchase all or any part of the Interest held by or on behalf of the Offeror, the Offeror shall not accept such Third Party Offer unless:

          (i) the Third Party Offeror has agreed to purchase from the Other Shareholders all of the Interest held by or for the benefit of the Other Shareholders for the same per Share and per dollar amount of Shareholder's Loans price, and on the same terms and conditions as set out in the Third Party Offer;

          (ii) the Offeror has delivered to the Other Shareholders a copy of such Third Party Offer and a notice in writing (the "Piggy Back Notice") specifying that the Offeror is prepared to accept such Third Party Offer; and

          (iii)if the Other Shareholders elect to sell their Interest to the Third Party Offeror pursuant to subparagraph 5.7(b)(i), the Third Party Offeror has executed such agreements or documents reasonably acceptable to the Other Shareholders to reflect the agreement referred to in subparagraph 5.7(a)(i).


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                                       10

     (b) Following receipt by the Other Shareholders of a Piggy Back Notice, each of the Other Shareholders shall have the right, exercisable within 30 days from the date of its receipt of the Piggy Back Notice, to notify the Offeror in writing:

          (i) that the Other Shareholder is electing to sell its Interest to the Third Party Offeror at the same price, and on the same terms and conditions set out in the Third Party Offer (each an "Electing Shareholder"); or

          (ii) that the Other Shareholder is electing not to sell its Interest to the Third Party Offeror.

     (c) if any of the Other Shareholders does not notify the Offeror in writing within the period of 30 days provided in paragraph 5.7(b) of the election by the Other Shareholder to sell its Interest to the Third Party Offeror pursuant to subparagraph 5.7(b)(i), the Other Shareholder shall be deemed to have elected not to sell its Interest to the Third Party Offeror.

     (d)

          (i) Provided that the Offeror has complied with paragraph 5.7(a), and provided that all of the Other Shareholders are Electing Shareholders, following the expiration of the 30-day period referred to in paragraph 5.7(b) the Offeror and any Electing Shareholder may, for 30 days thereafter, sell their Interests to the Third Party Offeror (or its nominee), on the same terms and conditions as set out in the Third Party Offer.

          (ii) The Offeror and any Electing Shareholder shall not sell all or any part of their Interests pursuant to subparagraph 5.7(d)(i) to any person other than the Third Party Offeror (or its nominee) or at any price or on terms different from those set out in the Third Party Offer.

          (iii) if any of the Other Shareholders elects not to sell its Interest to the Third Party Offeror pursuant to subparagraph 5.7(b)(ii) or pursuant to subparagraph 5.7(c) is deemed to have elected not to sell its Interest to the Third Party Offeror, the Offeror and any Electing Shareholder may sell to the Third Party Offeror all or any part of the Interest held by or on their behalf provided the Offeror and each Electing Shareholder first complies with paragraph 5.3.

5.8 DRAG ALONG RIGHTS. Subject first to the application of the pre-emptive rights under subsection 5.3, if any arms length third party who is not a Shareholder, an Affiliate or a Representative (the "Drag-Along Proposed Purchaser") proposes to acquire a number of Shares for not less than fair market value that will give the Drag-Along Proposed Purchaser more than 80.1% of the then issued shares of the Company (the "Pre-DA Trigger Offer") the Drag-Along Proposed Purchaser shall have the right, by notice to all other Shareholders not less 30 days prior to the Closing, to require those other Shareholders to also accept the Pre-DA Trigger Offer (a "Drag-Along Trigger Offer") and those other Shareholders shall accept the Drag-Along Trigger Offer, provided that:

     (a) if, because other Shareholders exercise their pre-emptive rights under subsection 5.3, the Drag-Along Proposed purchaser does not have, nor will it have, more than 80.1% of the then issued shares of the Company, then the Drag-Along Trigger Offer shall be considered null and void,

     (b) the terms and conditions of the Drag-Along Trigger Offer, including the consideration to be paid, are no less favourable to the other Shareholders than those of the Pre-DA Trigger Offer to the Shareholder or group of Shareholders receiving that offer;

     (c) all payments to be made to the Shareholders under the Drag-Along Trigger Offer are to be made in cash, certified cheque or bank draft forthwith upon acquisition of the Shares;

     (d) no Shareholder is required to provide any representations and warranties, or give any undertaking or incur or assume any liability, in connection with the Drag-Along Trigger Offer, except the usual and customary representations relating to that Shareholder's ownership and unencumbered title to the Shares, and, if relevant, corporate power; and

     (e) the sale of the Shares under the Pre-DA Trigger Offer and the Drag-Along Trigger Offer is completed by the relevant parties concurrently and in accordance with the terms of the Pre-DA Trigger Offer and the Drag-Along Trigger Offer.

6.   TRANSFER  OF  INTERESTS  ON  DEATH

6.1. METHOD OF MANDATORY SALE. Upon the death of a Shareholder or a Representative (the "Deceased"), the surviving Shareholders (the "Subject Shareholder") shall at their option purchase the Deceased's Interest (the "Subject Interest") for a Purchase Price equal to the fair market value of the Subject Interest, determined as of the Date in accordance with subsection 12.2. Notwithstanding anything to the contrary, the provisions of section 6 of this Agreement relating to the purchase and sale of a Subject Interest shall only apply if the Deceased is required, to sell the Subject Interest under this subsection 6.1.

6.2. OBLIGATION TO PURCHASE. Each Subject Shareholder shall, within 90 days of the Date, make an election as to whether to proceed under subsection 6.1 and shall notify the Company and the other Shareholders of its election and the maximum number of shares the Subject Shareholder is willing to purchase. If a Subject Shareholder fails to notify the Company and the other Shareholders of its election within 90 days of the Date, that Subject Shareholder shall be deemed to have elected not to proceed under subsection
     6.1. Upon receipt of the notice from the Subject Shareholders of their election, the Subject Shareholders shall purchase the Subject Interest, pro-rata between the Subject Shareholders who gave notice of their election to proceed under subsection 6.1, provided that each Subject Shareholder shall only purchase up to the maximum number of shares specified in their notice, If a portion of the Subject Interest has not designated for purchase after the pro-rata allotment, and the maximum number of shares of one or more

     Subject Shareholders has not yet been reached, then those shareholders shall purchase, pro-rata the portion of the Subject Interest not yet designated for purchase.

6.3. CLOSING  OF  PURCHASE  AND  SALE

     (a) Upon the Company's receipt of the notice from the Subject Shareholders of their election, a binding contract of purchase and sale between the Subject Shareholders and the Deceased shall be deemed to come into existence on the terms set out in this Agreement, which contract will be completed in the manner provided in section 11.

     (b) The Closing of the purchase and sale of the Subject Interest shall take place on that date which is the latest of:

          (i)  120  days  following  the  Date;  and

          (ii) 30  days  after  the  final  determination of the Purchase Price.

6.4. SHARES NOT PURCHASED. The estate of the Deceased may transfer the portion of the Subject Interest not purchased pursuant to subsection 6.1 for a period of 60 days following the Closing set out in paragraph 6.3(b) without restriction on to whom it may be sold and the price at which it may be sold, provided that the person purchasing the shares agrees to be bound by this Agreement. After 60 days following the Closing, as set out in paragraph 6.3(b) the estate OF the Deceased may transfer the portion of the Subject Interest not purchased pursuant to subsection 6.1 so long as the estate of the Deceased complies with section 5 of this Agreement.

7.   DEATH  OF  LAST  REPRESENTATIVE

7.1. Notwithstanding any other term in this Agreement, section 6 of this Agreement shall not apply in any way in respect of the death of the last Shareholder or Representative to die.

8.   BUY  AND  SELL  OPTIONS

8.1. OPTION EVENTS. In this section 8, an option event (an "Option Event") in respect of a Shareholder means any one of the following:

     (a) the Shares of the Shareholder become subject to a proceeding pursuant to the Family Relations Act (British Colombia); or

     (b) the Permanent Incapacity of the Shareholder or the Representative of the Shareholder.

8.2. OPTIONS. Notwithstanding any other provision of this Agreement, upon the occurrence of an Option Event in respect of a Shareholder (the "Optionor") and for a period of 12 months thereafter the following shall apply:

     (a) the other Shareholders shall have the option (the "Buy Option") to purchase from the Optionor all, but not less than all, of the Interest then owned by the Optionor (the "Option Interest") at a Purchase Price equal to the fair market value of the Option Interest determined in accordance with subsection 12.2; and

     (b) in the case only of the occurrence of the Option Event referred to in paragraph 8.1(b), the Optionor shall have the option (the "Sell Option") to sell to the other Shareholders the Option Interest at a Purchase Price equal to the fair market value of the Option Interest determined in accordance with subsection 12.2.

8.3. EXERCISE OF OPTIONS. The Buy Option or the Sell Option shall be exercisable:

     (a) the case of the Buy Option, by any one or more of the other Shareholders; or

     (b) in the case of the Sell Option, by the Optionor, delivering to the Company and, in the case of subparagraph 8.3(a), the Optionor and the other Shareholders (other than the one giving the Exercise Notice), and in the case of sub-paragraph 8.3(b), the other Shareholders a notice (the "Exercise Notice") exercising the Buy Option or the Sell Option, as the case may be.

8.4. APPORTIONMENT BETWEEN SHAREHOLDERS. if the Company receives two or more Exercise Notices from Shareholders exercising the Buy Option, the Company shall thereupon apportion the Option Interest among the Shareholders so accepting pro rata in proportion to the number of shares of the Company held by each of them respectively and, if the Company receives an Exercise Option from the Optionor exercising the Sell Option, the Company shall thereupon apportion the Option Interest among the other Shareholders pro rata in proportion to the number of shares of the Company held by each of them respectively.

8.5. CONTRACT FOR PURCHASE OR SALE OF THE OPTION INTEREST. Upon the giving of an Exercise Notice under subsection 8.3, and after an apportionment has been made pursuant to subsection 8.4, if necessary, a binding contract of purchase and sale between the Optionor and the other Shareholder(s) (the "Optionee") shall be deemed to come into existence on the terms set out in this section 8, which contract will be completed in the manner provided in section  11.

8.6. PAYMENT OF PURCHASE PRICE. The Purchase Price for the Option Interest shall be paid as follows:

     (a) on Closing, the Optionee shall pay to the Optionor an amount equal to the greater of 50% of the Purchase Price and the amount of any disability insurance proceeds received by the Company on or prior to the Closing Date as a result of the Permanent Incapacity of the Representative of the Optionor, but not in excess of the Purchase Price;

     (b) the unpaid balance of the Purchase Price of the Option Interest shall be paid in five equal annual installments commencing on the first anniversary of the Closing

          Date and continuing on the second, third, fourth and fifth anniversaries thereof, and the outstanding balance of the Purchase Price shall bear interest at the Prime Rate plus l%, calculated semi-annually not in arrears and such interest shall be payable in annual installments on the same dates that the principal installments are due.

9.   DEFAULT

9.1. EVENTS  OF  DEFAULT.  An  event  of  default  (a  "Default")  arises  if  a
     Shareholder, or in the case of clauses (a), (b) AND (c) below, a Representative of a Shareholder (a "Defaulting Shareholder"):

     (a) fails to observe, perform or carry out any of its material obligations under this Agreement and such failure continues for 30 days after any Shareholder not in default (the "Nondefaulting Shareholder" individually and the "Nondefaulting Shareholders" collectively) gives a written notice of such default to the Defaulting Shareholder and the Company, which notice shall set out particulars of the Default and demand that the Default be cured;

     (b) fails to take reasonable actions to prevent or defend assiduously any action, proceeding, seizure, execution, or attachment which claims possession, sale, foreclosure, the appointment of a receiver or receiver manager of his or her assets, or forfeiture or termination of or against, any of the Interest of the Defaulting Shareholder, and such failure continues for 30 days after a Nondefaulting Shareholder has in writing demanded that such actions be taken or the Defaulting Shareholder fails to defend successfully any such action, proceeding, seizure, execution or attachment;

     (c)  commits  or  is  the  subject  of  an  Insolvency  Event;  or

     (d) ceases to be controlled, directly or indirectly, by the Representative of such Shareholder, OTHER than as a result of the death of such person.

9.2. REMEDIES. If a Default occurs under subsection 11 .l, any one or more of the Nondefaulting Shareholders may:

     (a) pursue any remedy available in law or in equity, each Shareholder and Representative acknowledging that specific performance, injunctive relief (mandatory or otherwise) or other equitable relief may be the only adequate remedy for a Default;

     (b) take all actions in their own name or in the name of the Defaulting Shareholder or the Defaulting Shareholder's Representative, the Shareholders or the Company as may reasonably be required to cure the Default, and all payments, costs and expenses incurred by the Nondefaulting Shareholder(s) shall be payable by the Defaulting Shareholder to the Nondefaulting Shareholder(s) on demand with interest at the Prime Rate plus 2% per annum;

     (c) implement the buy-sell procedure set out in subsection 9.3 by notifying the Company of the Default, the name of the Defaulting Shareholder and the Nondefaulting Shareholder's election to implement such procedure (the "Notice of Default"); and

     (d) waive the Default, provided that any waiver of a particular Default shall only be effective if it is in writing, signed by the Nondefaulting Shareholder, shall not operate as a waiver of any subsequent or continuing Default, and shall not be binding upon, or limit the remedies available to, any Nondefaulting Shareholder who has not signed such waiver.

9.3. BUY-SELL PROCEDURE ON DEFAULT. In the event the buy-sell procedure in this subsection 9.3 is implemented pursuant to paragraph 9.2(c), the Defaulting Shareholder shall be deemed to offer to sell (the "Offer") to the Company and the Non-Defaulting Shareholder(s) all, but not less than all, of its Interest on the following terms and conditions:

     (a) the Purchase Price payable shall be equal to 90% of the fair market value of the Defaulting Shareholder's Interest determined as of the date of the Notice of Default in accordance with subsection 12.2;

     (b) upon receipt of the Notice of Default, the President of the Company shall forthwith:

          (i) transmit the Notice of Default and Offer to each director of the Company;

          (ii) transmit the Notice of Default and Offer to each of the Nondefaulting Shareholder(s); and

          (iii)call  a  meeting  of  the  Board  to  consider  the  Offer;

     (c) the Company shall have the first right to accept the Offer and to the extent that it is accepted, the Nondefaulting Shareholder(s) agree to refuse any pro rata offer by the Company to purchase the Interest which is required to be made by the Company under the Company Act, the Articles of the Company or this Agreement;

     (d) if the Offer is not wholly accepted by the Company within 30 days after the date of the Notice of Default:

          (i)  the  Secretary  of  the  Company  shall  advise the Nondefaulting
               Shareholder(s) of the extent to which the Offer is still open, forthwith upon the expiration of the aforesaid 30-day period;

          (ii) that portion of the Offer not accepted by the Company shall be open for acceptance within the next 14 days by the Nondefaulting Shareholder(s) pro rata in accordance with their respective shareholdings in the Company;

          (iii)acceptance by the Nondefaulting Shareholder(s) of the Offer shall be by notice to the Secretary of the Company and by such acceptance a Nondefaulting Shareholder may specify any additional portion of the Interest offered for sale that such Nondefaulting Shareholder is prepared to purchase in the event that any of the other Nondefaulting Shareholder(s) fails to accept such Offer, and if any of the other Nondefaulting Shareholder(s) fails to accept such Offer, such Nondefaulting Shareholder (pro rata if more than one) shall be entitled to purchase such additional portion of the Interest as shall be so available; and

          (iv) the Secretary of the Company shall advise each of the directors of the Company of the extent to which the Offer is still open forthwith upon the expiration of the aforesaid 14-day period;

     (e) after compliance with paragraph 9.3(d), to the extent the Offer has not been accepted, the Company shall be deemed to accept the Offer with respect to such portion of the Interest as shall then be available; and

     (f) upon the acceptance of the Offer, a binding contract of purchase and sale for the Interest of the Defaulting Shareholder shall be deemed to be formed between the Defaulting Shareholder and the Company and/or the Nondefaulting Shareholder(s), as the case may be, on the terms and conditions set out in the Offer and this Agreement, which contract shall be completed in the manner provided in section 11.

9.4. MONIES HELD. if and so long as a Shareholder is a Defaulting Shareholder, all monies payable to that Defaulting Shareholder by the Company by way of dividends, repayment of loans or other distributions shall be held by the Company until such time as the Shareholder is no longer a Defaulting Shareholder.

10.  INTER  VIVOS  BUY-SELL  RIGHTS  OF  SHAREHOLDERS

10.1. COMPULSORY BUY-OUT. Subject to subsection 10.6, any one or more Shareholders (collectively, the "Offeror Shareholders') may, any time after September 25, 2002, by written notice (the "Shareholder Offer") to the remaining Shareholders (the "Offeree Shareholders") of the Company and to the Company, require the Offeree Shareholders to elect either:

     (a) to sell all of the Offeree Shareholders' Interests to the Offeror Shareholders for a Purchase Price equal to the fair market value of such Interests, determined as of the date on which the Shareholder Offer is delivered in accordance with subsection 12.2; or

     (b) to purchase all of the Offeror Shareholders' Interests for a Purchase Price equal to the fair market value of such Interests determined as of the date on which the Shareholder Offer is delivered in accordance with subsection 12.2; on the terms and conditions set out in the Shareholder Offer and this Agreement.

10.2.DEEMED OFFER.   The Offeror Shareholders, by sending the Shareholder Offer, shall  be  deemed  to make the following offer to the Offeree Shareholders:

     (a) to buy all, but not less than all, of the Offeree Shareholders' Interests at the Purchase Price referred to in paragraph 10.1 (a); and

     (b) to sell all, but not less than all, of the Offeree Shareholders' Interest at the Purchase Price referred to in paragraph 10.1 (b); on the terms and conditions set out in the Shareholder Offer and this Agreement.

10.3.OFFEREE  SHAREHOLDERS'  OBLIGATION  TO  BUY  OR SELL. Upon receipt  of  the
     Shareholder  Offer,  the  Offeree Shareholders shall be obligated to elect:

     (a) to sell the Interests held by the Offeree Shareholders to the Offeror Shareholders at the Purchase Price referred to in paragraph 10.1(a); or

     (b) to buy the Offeror Shareholders' Interests at the Purchase Price referred to in paragraph 10.1 (b); on the terms and conditions set out in the Shareholder Offer and this Agreement.

10.4. ELECTION  TO  BUY  OR  SELL. If  the Offeree Shareholders elect to buy the
     Interests of the Offeror Shareholders, or to sell the Interests of the Offeree Shareholders to the Offeror Shareholders, the Offeree Shareholders shall give written notice of such election to the Offeror Shareholders (and to every Offeree Shareholder) within 30 days after receipt of the Shareholder Offer and, if all of the Offeree Shareholders elect either to buy the Interests of the Offeror Shareholders or to sell the Interests of the Offeree Shareholders, by the giving of such written notices a binding contract of purchase and sale for such Interests shall be deemed to be formed between the Offeror Shareholders and the Offeree Shareholders on the terms and conditions set out in the Shareholder Offer, and this Agreement, which contract shall be completed in the manner provided in section 11.

10.5. No RESPONSE OR INCONSISTENT RESPONSES-DEEMED CONTRACT. If one or more of the Offeree Shareholders does not notify the Offeror Shareholders in writing within 30 days of receipt by the Offeree Shareholders of the Shareholder Offer of the election by such Offeree Shareholder to buy the Offeror Shareholders' Interest or to sell the Interest of such Offeree Shareholder to the Offeror Shareholders, or if one or more of the Offeree Shareholders gives a notice electing to buy the Offeror Shareholders' Interests and one or more of the Offeree Shareholders gives a notice electing to sell its Interests to the Offeror Shareholders, the Offeree
     Shareholders shall be deemed to have accepted the offer of the Offeror Shareholders to buy the Offeree Shareholders' Interests in accordance with the terms of this section 10 and a binding contract of purchase and sale for such Interests between the Offeror Shareholders and Offeree Shareholders shall be deemed to come into existence, which contract shall be completed in the manner provided in section 11. By this subsection 10.5, the Offeror Shareholders expressly waive any requirement to receive communication from the Offeree Shareholders of the Offeree Shareholders' acceptance of the offer and the deemed acceptance of the offer to buy provided by this section shall be a complete estoppel to any action taken or defence raised by any person which in any way contests the validity, formation or existence of the contract of purchase and sale constituted by this subsection 10.5.

10.6. ONE OFFER AT A TIME. During the period that any Shareholder Offer made under subsection 10.1 has not been completely disposed of, no other Shareholder Offer shall be made under those provisions.

11.  COMPLETION  OF  TRANSFERS

11.1 TIME AND PLACE OF CLOSING. Except as otherwise expressly provided in this Agreement, or unless the Purchaser and the Vendor otherwise agree in writing, each contract of purchase and sale arising out of sections 5 (other than sales under subsection 5.7), 6, 8, 9 or 10 shall be completed at a Closing to be held at 11100 a.m., Vancouver time, at the registered office of the Company or at such other place as the parties to such contract may agree, on the day (the "Closing Date") which is, in the case of contracts referred to in:

     (a)  sections  5,  89  and  10,  the  later  of:

     (b)  60  days  following  the  date  on  which such contract is formed; and

     (c) 30 days following the final determination of the Purchase Price thereunder; and

     (d)  section  6,  the  date determined in accordance with paragraph 6.3(b);

     or, if such day is not a Business Day, on the next Business Day, or on such earlier day as the parties to such contract may agree.

11.2 PARTIES TO THE CONTRACT. In this section 11, a contract of purchase and sale referred to in subsection 11.1 is called a "Contract", and the Shares or Interest to be sold and purchased pursuant to a Contract are called the "Transfer Interest".

11.3 PAYMENT FOR TRANSFER INTEREST. Except as otherwise expressly provided in this Agreement, or unless the Purchaser and the Vendor otherwise agree in writing, the Purchase Price for the Transfer Interest shall, subject to subsection 8.6, be paid in full on the Closing Date. In the circumstances described in subsection 8.6, the Purchase Price for the Transfer Interest shall be paid at the times and in the manner specified therein.

11.4 SECURITY FOR BALANCE OF PURCHASE PRICE. Where pursuant to any provision of this Agreement the Purchase Price to be paid for the Transfer Interest is not to be paid in full on the Closing, the Purchaser shall as security for the unpaid balance of the Purchase Price, together with any interest accruing thereon, deliver to the Vendor at the Closing the following:

     (a) a promissory note in form reasonably satisfactory to the Vendor evidencing the outstanding balance of the Purchase Price;

     (b) an escrow agreement in form reasonably satisfactory to the Vendor providing that the new share certificates issued to the Purchaser which represent the Shares transferred by the Vendor are to be endorsed in blank and held in escrow by the Vendor's solicitors; and

     (c) subject to obtaining any required consents from the existing lenders of the Company and compliance with the Company Act, a mortgage and general security agreement, in forms reasonably satisfactory to the Vendor granting respectively a mortgage over all real property then owned by the Company and its Subsidiaries and a charge over all of the then presently owned and after-acquired personal property of the Company and its Subsidiaries, provided that the Vendor shall agree to subordinate and postpone such security to all existing and future security granted by the Company and its Subsidiaries to its Bank and to execute all such documents as are necessary to give effect to such subordination and postponement.

11.5 CLOSING  DOCUMENTS  AND  ESCROW  BY  COMPANY.

     (d) In addition to any other documents required by this Agreement or the terms of the Contract, the Vendor shall deliver to the Company at the Closing, duly executed where appropriate:

          (i) an instrument of transfer, share certificates representing the shares being transferred, duly endorsed for transfer, and such other documents as may be necessary to assign and transfer the Transfer Interest to the Purchaser;

          (ii) the resignation of the Vendor and any persons nominated by the Vendor as directors or officers of the Company from all offices and directorships in the Company and its Subsidiaries, effective on the Closing Date;

          (iii) if the Vendor is indebted to the Company, a certified cheque of the Vendor payable to the Company for the amount of such indebtedness;

          (iv) a release of any and all claims which the Vendor may have against the Company; and

          (v) all such other documents and assurances as may be required to comply with and to fulfil the intent of this Agreement and the terms of the Contract.

     (e) In addition to any other documents and things required by this Agreement or the terms of the Contract, the Purchaser shall deliver to the Vendor at the Closing, duly executed where appropriate, against delivery by the Vendor to the Purchaser of the documents referred to in paragraph 11.5(a):

          (i) the Purchase Price for the Transfer Interest payable at the Closing in cash or by certified cheque drawn on a Canadian chartered bank;

          (ii) a release by the Company of all claims which the Company may have against the Vendor; and

          (iii) all such other documents and assurances as may be required to comply with and to fulfil the intent of this Agreement and the terms of the Contract.

     (f) All documents delivered by the Vendor to the Company at or before the Closing shall be held by the Company until the Purchaser has delivered all documents and paid all money required to be delivered or paid to the Vendor by the Purchaser at the Closing, at which time the Company shall deliver to the Purchaser the documents delivered by the Vendor pursuant to paragraph 11.5(a) and the transfer of the Transfer
          Interest to the Purchaser shall be completed by the Company and new certificates issued for the Shares included in the Transfer Interest.

11.6 TIME TO BE OF THE ESSENCE. Time shall be of the essence of each Contract and each Contract shall be binding upon the parties thereto and upon their respective heirs, executors, administrators, successors, legal representatives and assigns.

11.7 FAILURE  TO  COMPLETE

     (a) If the Vendor fails to attend the Closing or is present but fails for any reason whatsoever to complete the sale of the Transfer Interest when the Purchaser is ready, willing and able to do so, the Purchaser may deposit the Purchase Price for the Transfer Interest into a special account at any branch in Vancouver, British Columbia of any Canadian chartered bank in the name of the Vendor and such deposit shall constitute valid and effective payment to the Vendor at the Closing even though the Vendor may have voluntarily encumbered or disposed of any of the Transfer Interest and notwithstanding the fact that a certificate or certificates representing any of the Transfer Interest may have been delivered to any pledgee, transferee or other person.

     (b) If the Purchaser deposits the Purchase Price for the Transfer Interest into a special account pursuant to paragraph 11.7(a), then from and after the date of such deposit (even if any certificate representing any of the Transfer Interest has not been delivered to the Purchaser OR the Company) the sale and purchase of the Transfer Interest shall be deemed to have been completed and all right, title, benefit and interest, both at law and in equity, in and to the Transfer Interest shall be conclusively deemed to have been transferred and assigned to and become vested in the Purchaser and all right, title, benefit and interest, both at law and in equity, of the Vendor, and of any other assignee, transferee or other person having any interest, legal or equitable, in or to the Transfer Interest, whether as a shareholder or creditor of the Company or the Vendor, or otherwise, shall cease and determine, but the Vendor shall be entitled to receive the Purchase Price for the Transfer Interest, without interest, upon completion of all acts and deeds as were required of the Vendor to complete the sale of the Transfer Interest.

     (c) For the purposes of this subsection 11.7, each Shareholder hereby irrevocably constitutes and appoints each other Shareholder as its true and lawful attorney in fact and agent for, in the name of and on behalf of such first Shareholder to execute and deliver, and to receive delivery of, all such assignments, transfers, deeds, assurances and instruments as may be necessary to effectively complete the sale of any Interest pursuant to sections 5, 6, 8, 9 or 10 on the records of the Company, and such appointment and power of attorney shall not be revoked by the bankruptcy, insolvency, winding-up, liquidation, dissolution, incapacity or death of such first Shareholder and such fast Shareholder hereby ratifies and confirms and agrees to ratify and confirm all that any other Shareholder, as attorney in fact and agent for, in the name of and on behalf of such first Shareholder, may lawfully do or cause to be done by virtue of this paragraph 11.7(c).

     (d) If the Purchaser defaults at the Closing in paying the Purchase Price for the Transfer Interest, then the Vendor may, by delivering written notice to the Purchaser and the Company that the Vendor is terminating the Contract, terminate the Contract and retake possession of the Transfer Interest as the absolute owner thereof, in which event the rights of the Purchaser in respect of the Transfer Interest shall revert to the Vendor and the Vendor shall be entitled, upon delivering to the Company and each Shareholder its duly executed subscription to this Agreement to the return from the Company of the documents delivered by the Vendor to the Company in escrow in connection with the Contract.

     (e) If either the Vendor or the Purchaser fails to complete the Contract as required herein, the Contract is specifically enforceable and nothing in this Agreement shall be construed to mitigate the availability of the remedy of specific performance in respect of the Contract in a court of law.

11.8 WAIVER AND CONSENTS. Each of the Shareholders hereby expressly consents to the transfer of any Shares or Interests transferred in accordance with this Agreement, agrees to execute promptly on demand specific waivers and consents if requested by another party, covenants and agrees to waive any restriction on transfer contained in the memorandum or articles of the Company in order to give effect to such transfers and agrees to vote in favour of or consent in writing to resolutions of the members (if applicable) of the Company approving the transfer of any Shares or Interests which is not prohibited by this Agreement. In the case of any transfer of Shares in accordance with this Agreement where the Company is the Purchaser of such Shares, the Shareholders other than the Vendor in respect of such Contract hereby waive their rights to require the Company to purchase their Shares, except as expressly set forth in this Agreement and covenant to reject any pro rata offer to purchase Shares which the Company may be obliged to make pursuant to the provisions of the Company Act.

12.  GENERAL  PROVISIONS  ON  TRANSFER

12.1 TRANSFER OF SHARES. The transfer of the Shares or Interest of any Shareholder pursuant to any of the terms of this Agreement shall be subject to the general provisions set out in this section 12. In the event of any inconsistency between any of the provisions of sections 5, 6, 8, 9 or 10 and any of the provisions of this section 12, the provisions of this section 12 shall govern.

12.2 DETERMINATION  OF  FAIR  MARKET  VALUE.

(a) Where pursuant to the provisions of subsections 6.1, 8.2, 9.3 or 10.1 of this Agreement a determination of the fair market value of an Interest is required to be made (in this subsection 12.2 referred to as the "Subject Interest"), a Shareholder may give written notice to the other Shareholders requesting that the Shareholders forthwith meet and attempt in good faith to agree upon the fair market value of the Subject Interest. In the event that all of the Shareholders are able to reach agreement on the fair market value of the Subject Interest, such agreed value shall be deemed to be the fair market value of the Subject Interest for the purposes of this Agreement.

(b) In the event that the Shareholders are for any reason unable to reach agreement on the fair market value of the Subject Interest within 14 days of the delivery of the notice referred to in paragraph 12.2(a), then the Shareholders shall forthwith meet for the purposes of identifying and retaining a valuator (the "First Valuator") for the purpose of determining the fair market value of the Subject Interest. Unless otherwise unanimously agreed by the Shareholders, the First Valuator shall be an accountant practising with the Auditors who has at least five years" experience in valuating businesses and is accredited as a chartered business valuator. In the event that the Shareholders do not agree upon a First Valuator within 30 days of the delivery of the notice referred to in paragraph 12.2(a), then any Shareholder may refer the determination of the First Valuator to arbitration pursuant to section 15.

(c) The First Valuator shall prepare and deliver to each of the Shareholders a written report (the "First Valuation Report") setting out its Valuation of the Subject Interest as soon as possible, and in any event within 45 days after being retained.

(d) Any Shareholder may within 30 days of its receipt of the First Valuation Report provide written notice to the other Shareholders advising that it wishes to have a second Valuation of the Subject Interest undertaken. if no such notice is given, the First Valuation Report shall be final and binding on the parties. if such notice is given the Shareholders shall forthwith meet for the purposes of identifying and retaining a second valuator (the "Second Valuator") for the purpose of preparing a second Valuation of the Subject Interest. The Second Valuator shall be an accountant practising with a national accounting firm other than the Auditors and who has the experience and credentials referred to in paragraph 12.2(b). In the event that the Shareholders do not agree upon a Second Valuator within 14 days of the delivery of the notice referred to in this paragraph, then any Shareholder may refer the determination of the Second Valuator to arbitration pursuant to section 15.

(e) The Second Valuator shall prepare and deliver to each of the Shareholders a written report (the "Second Valuation Report") setting out its Valuation of the Subject Interest as soon as possible, and in any event within 45 days after being retained. Where a Second Valuation Report has been prepared, the fair market value of the Subject Interest for the purposes of subsections 6.1, 8.2, 9.3 or 10.1 of this Agreement shall be equal to the average of the fair market values of the Subject Interest as set out in the First Valuation Report and the Second Valuation Report.

(f) The Company and each of the Shareholders shall make available to the First Valuator and the Second Valuator all books, records and other data and information in their possession or control as the First Valuator or Second Valuator may reasonably require for the purposes of its valuation.

(g) In determining the fair market value of the Subject Interest under this subsection 12.2, the First Valuator and the Second Valuator may apply such principles of valuation as each considers appropriate in the circumstances provided that:

     (i) there shall be no premium for a control position or discount for a minority position;

     (ii) the proceeds of any life insurance shall not be taken into account in determining the value of the Subject Interest;

     (iii) the fair market value of any Shareholder Loans shall not be discounted by reason only of the fact that such Loans are not demand loans and may not bear interest; and

     (iv) the  Company  shall  be  valued  on  a  going-concern  basis.

(h) The Company shall pay all fees and expenses charged by the First Valuator for preparing the First Valuation Report, The Shareholder(s) who request the Second Valuation shall pay all fees and expenses charged by the Second Valuator for preparing the Second Valuation Report.

     (i) The First Valuator and the Second Valuator shall be entitled to retain such qualified independent appraisers as each may deem appropriate to assist with its valuation.

12.3 PROHIBITION. If a Purchaser under this Agreement is in default of any the terms of the Agreement relating to its purchase of the Shares, then so long only as the default remains, that Purchaser shall not vote its Shares or any of them without the prior written consent of its Vendor, which consent shall not be unreasonably withheld, in favour of a resolution:

     (j) to amend or alter in any way the Articles or Memorandum of the Company;

     (k) to declare or pay any dividends other than as have in the past been regularly paid, provided that all dividends received by a Purchaser who is in default shall be received by the defaulting Purchaser in trust for the Vendor and paid over to the Vendor forthwith and such payment shall be applied first to pay any interest due hereunder and the balance to reduce the principal;

     (l) to make any other distribution of the Company's capital or surplus or to pay any salary, bonus or other remuneration in excess of amounts that have in the past been regularly paid;

     (m)  to  wind  up  or  liquidate  the  Company;

     (n) to alter the capital structure of the Company in any manner, or allot or agree to allot any further shares in the capital of the Company;

     (o) to sell any assets of the Company except in the ordinary course of the business of the Company;

     (p) to create any mortgage, lien or other charge whether specific or floating upon the assets of the Company;

     (q) to borrow money in excess of the amount that the Vendor may specify in writing; or

     (r) to advance money of the Company to any Shareholder or to any person, firm or company affiliated with any of the Shareholders.

12.4 UNPAID VENDOR. While there is any Vendor who has not been paid in full by a Purchaser or who is a creditor of the Company, the Company shall:

     (s) take the necessary steps to be taken to keep the Company in good standing with the Registrar of Companies of the Province of British Columbia pursuant to the Company Act and all amendments thereto;

     (t) insure and keep insured against loss or damage by fire, earthquake, explosion, storm or other casualty, with an insurance company or companies approved by the Vendor, all insurable assets of the Company to the full insurable value thereof and pay all costs and premiums in respect of that insurance and, at the request of any party still owed money hereunder, use the insurance money payable in respect of any loss for the purpose of replacing assets of the Company destroyed by any casualty or for any other purpose approved in writing by the party still owed money.

12.5 MULTIPLE PURCHASERS. If the Purchaser includes two or more Shareholders, the purchasing Shareholders shall purchase the Interest of the Vendor pro rata in accordance with the purchasing Shareholders' respective shareholdings in the Company, excluding the Shares of the Vendor, and each purchasing Shareholder shall be liable only for payment of the portion of the Purchase Price payable in respect of the Interest to be purchased by it. In order to avoid fractional shares, some Shares may be held by the purchasing Shareholders as tenants in common.

12.6 SET OFF IF VENDOR INDEBTED TO THE COMPANY. Notwithstanding anything in this Agreement to the contrary, if on the date of a Closing the Vendor is, according to the books of the Company and as certified by the Auditors of the Company, indebted to the Company, the Purchaser has the right, in the case of a liquidated claim, to pay and discharge the indebtedness of the Vendor out of the purchase money payable by it to the Vendor, or in the case of an unliquidated claim, to deposit in an interest-bearing trust account in a Canadian chartered bank or trust company in escrow an amount estimated by the Purchaser to be equal to the unliquidated claim, and, in either case, to reduce the amount of the Purchase Price payable to the Vendor by the amount so paid or deposited. Any amount deposited in escrow as aforesaid shall remain deposited until the claim has either been settled or adjudicated, at which time it shall be withdrawn and paid out pursuant to the settlement or adjudication.

12.7 PAYMENT OF LIENS ON SHARES Notwithstanding anything in this Agreement to the contrary, if by reason of any lien, charge or encumbrance on the Interest of the Vendor, the Vendor is unable to make delivery of the Vendor's Interest free and clear of all charges, liens or encumbrances to the Purchaser within the time limited therefor, the Purchaser shall be at liberty to make payment to the holder of the lien or charge or the governmental authority imposing the duty, tax, levy or lien, which payment shall be deemed to be payment to the Vendor and shall be applied in reduction of the unpaid balance of the Purchase Price and interest accrued thereon.

12.8 PREPAYMENT. A Purchaser shall be entitled individually to prepay in whole at any time or in part from time to time the Purchaser's portion of the Purchase Price, without penalty, notice or bonus, together with interest accrued on the portion of the Purchase Price up to the date of the prepayment provided that any partial prepayment shall reduce the ultimate unpaid balance owing and shall not relieve the Purchaser from making the monthly consecutive installments payable under the provisions applicable to the sale and purchase in respect of which the Purchase Price is owing until the balance of the Purchaser's portion of the Purchase Price plus interest is paid in full.

12.9 ACCELERATION. Upon any default by a Purchaser under any of the provisions applicable to a purchase of Shares or Interest by the Purchaser, the Vendor, may, if that default has continued for more than seven days, give to the Purchaser written notice that the entire unpaid balance of that Purchaser's portion of the Purchase Price and accrued interest thereon shall become immediately due and payable unless the default is remedied within seven days after the date of that notice. If the default is not remedied within that seven-day period, the entire unpaid balance of the Purchaser's portion of the Purchase Price and accrued interest thereon shall be immediately due and payable.

12.10 REMEDY OF DEFAULT. Notwithstanding anything in this Agreement to the contrary, where the Purchaser defaults in the payment of any installments, whether of principal or interest or both, and notice is given pursuant to subsection 12.9, after expiry of the seven-day period, that Purchaser may not remedy the default by payment only of the monthly installments then in arrears, but rather the default, unless waived by the Vendor in writing, may only be remedied by payment in full of the entire unpaid balance of that Purchaser's portion of the Purchase Price plus accrued interest to the date of payment.

12.11 INDEMNITY. The Purchasers shall jointly and severally indemnify any Vendor and its Representative from all guarantees of the obligations of the Company or its Subsidiaries granted by the Vendor or its Representative. Notwithstanding the joint and several nature of the indemnity from the Purchasers to the Vendor (and its Representative), as between themselves the respective liability of each Purchaser shall be in the same proportion as its shareholding in the Company, excluding the shareholding of the Vendor. The Purchasers and the Company shall take all reasonable steps to have the Vendor (and its Representative) released from all guarantees of the obligations of the Company and its Subsidiaries.

12.12 FINANCIAL STATEMENTS. SO long as the Purchase Price has not been paid in full, the Company shall provide copies of the annual financial statements of the Company to the Vendor.

12.13 REMAINING SHAREHOLDERS. Notwithstanding anything contained in this Agreement to the contrary, if at any time the number of remaining
     Shareholders is fewer than three and thereafter one of the remaining Shareholders dies or becomes a Vendor hereunder, the Purchaser may elect to require the Vendor to sell to the Company and the Company shall purchase from the Vendor, any or all of the Interest of the Vendor and the provisions of the section hereto applicable to the sale and purchase of such Interest shall apply to that sale mutatis mutandis as though the Company was a Purchaser thereunder.

12.14 COMPANY PURCHASING INTEREST. Whenever in this Agreement there is a reference to the Company purchasing an Interest or part of an Interest, then if the Interest includes a Shareholder's Loan, upon Closing such Shareholder's Loan, or the part thereof being "purchased" by the Company, as the case may be, shall be deemed to have been repaid.

13.  NON-COMPETITION  AND  CONFIDENTIALITY

13.1 COVENANTS OF SHAREHOLDERS. So long as a Shareholder owns any Shares and for a period of one year after the Shareholder ceases to own any Shares, neither the Shareholder nor its Representative shall, subject to subsection 13.2, either individually or in partnership, whether by way of trust, agency or otherwise, jointly or in connection with any person or persons, including without limitation any individual, firm, association, syndicate, company, corporation or other business enterprise, as principal, agent, shareholder, director, officer, employee or in any other manner whatsoever:

     (a) carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit the Shareholder's or its Representative's name to be used or employed by any individual, firm, syndicate, corporation or other business enterprise engaged in or concerned with any business which:

          (i) is similar to or competitive with any business which is being carried on by the Company or any of its Subsidiaries during the time the Shareholder owns the Shares or any business which is being carried on by the Company or any of it Subsidiaries at the time the Shareholder ceases to own any Shares; and

          (ii) is located any place where the Company or any of its Subsidiaries carries on business while the Shareholder owns the Shares or of any place where the Company or any of its Subsidiaries is carrying on business as at the date that the Shareholder ceased to own any Shares;

     (b) attempt to solicit any business or customers away from the Company or its Subsidiaries;

     (c) do any act the probable effect of which would be detrimental to the business of the Company or any of its Subsidiaries or would impair relations between the Company and any of its Subsidiaries and its customers or employees; or

     (d) use or disclose to any person, except to duly authorized officers and employees of the Company or its Subsidiaries, any trade secret, business data or other confidential or proprietary information acquired by reason of the Shareholder's or its Representative's involvement and association with the Company or any of its Subsidiaries.

13.2 PROVISIONS NOT APPLICABLE. The provisions of paragraph 13.1(a), 13.1(b) and 13.1(c) SHALL not apply to a Shareholder where the Interest of such Shareholder has been purchased pursuant to the provisions of section 10.

13.3 BREACH OF SHAREHOLDERS' COVENANTS. Each of the parties acknowledges that by reason of his or her unique knowledge of an association with the business of the Company and its Subsidiaries, the scope of the covenants in subsection 13.1 are reasonable and commensurate with the protection of the legitimate interests of the Company and that a breach by an party of any of the covenants contained in subsection 13.1 would result in damages to the Company and that the Company cannot adequately be compensated for such damages by a monetary award. The parties therefore acknowledge that in the event of any such breach, in addition to all other remedies available to the Company at law or in equity, the Company is entitled to such relief by way of restraining order, injunction, decree, declaration or otherwise as may be appropriate to ensure compliance with the provisions of subsection
     13.1 as may be granted by a court of competent jurisdiction and each of the parties acknowledges that the granting of such relief is fair and reasonable in the circumstances. Each of the parties further acknowledges that the covenants contained in section 13.1 continue in force even if the remainder of this Agreement is terminated for any reason whatsoever other than the agreement in writing of all the parties and is severable for such purpose.

14.  TERM  OF  AGREEMENT

14.1. TERM. This Agreement shall come into force and effect as of the date set out above and shall continue in force until the earlier of:

     (a)  the  date  on  which only one Shareholder holds Shares in the Company;

     (b)  the  date  on  which  the  Company  suffers  an  Insolvency  Event; or

     (c) the date of execution of an agreement of termination of this Agreement in writing by all of the Shareholders.

14.2. TERMINATION SHALL NOT AFFECT RIGHT TO RECEIVE MONEY. No termination of this Agreement shall affect the right of any party to whom money is owed at the time of termination to receive that money according to the provisions of this Agreement, or affect any other rights of that party under this Agreement.

15.  ARBITRATION

15.1. ARBITRATION. Except for any determination of the value of an Interest made in accordance with subsection 12.2, which determination shall be final and binding on the parties, all disputes arising out of or in connection with this Agreement shall be referred to and finally resolved by a single arbitrator (the "Arbitrator") pursuant to the Commercial Arbitration Act, R.S.B.C. 1996, c. 55, as amended.

15.2. FINAL AND BINDING. The decision of the Arbitrator on all issues or matters submitted to the Arbitrator for resolution shall be conclusive, final and binding on all of the parties.

15.3. COSTS. The Arbitrator shall determine who shall bear the costs of arbitration pursuant to this section 15.

16.  GENERAL

16.1. GENDER, PLURAL AND SINGULAR. In this Agreement, the masculine includes the feminine and the neuter genders and the plural includes the singular and vice versa and modifications to the provisions of this Agreement may be made accordingly as the context requires.

16.2. LEGEND ON SHARE CERTIFICATES. All share certificates issued by the Company (including existing certificates) shall have typed or otherwise written thereon the following legend:

     "The shares represented by this certificate are subject to the provisions of an agreement dated as of September 28, 2000 among Alistair Fraser, Craig Hamilton, Jeff Beis, Karel Ten Hoope, Brendan Mumey, iQuest Networks Inc. and iNoize.com Software Ltd., which agreement contains restrictions on the right of the holder hereof to sell, exchange, transfer, assign, gift, pledge, encumber, hypothecate or otherwise alienate the shares represented hereby and notice of those restrictions is hereby given."

16.3. ALTERATIONS. No alteration or amendment to this Agreement shall take effect unless it is in writing duly executed by each of the parties.

16.4. PROPER LAW OF AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and Canada.

16.5. INVALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision and any such invalid or unenforceable provision shall be deemed to be severable.

16.6. INCLUSIVE LANGUAGE. The word "including", when followed by any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, but rather it is to be construed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term OR matter.

16.7.  TIME  OF  THE  ESSENCE.  Time  shall be of the essence of this Agreement.

16.8. NOTICES. Any notice, payment or other communication required or permitted to be given or served pursuant to this Agreement shall be in writing and shall be delivered personally or forwarded by registered mail to the party concerned addressed as follows:

     If  to  Fraser:
     Alistair  Fraser
     332  4th  Street  East
     North  Vancouver,  BC
     V7L 152

     If  to  Hamilton:
     Craig  Hamilton
     6 - 2475  West  1st  Avenue
     Vancouver,  BC
     V6H lG5

     If  to  Beis:
     Jeff  Beis
     2980  West  8th  Avenue
     Vancouver,  BC
     V6K 2Cl

     If  to  Ten  Hoope:
     Karel  Ten  Hoopoe
     4104  St.  Albans  Avenue
     North  Vancouver,  BC
     V7N 1Tl

     If  to  Mumey:
     Brendan  Mumey
     2485  Arnica  Drive
     Bozemon,  Montana
     USA  59715

     If  to  iQuest:
     iQuest  Networks  Inc.
     507 - 837  West  Bastings  Street
     Vancouver,  BC
     V6C 3N6
     Attention:  Anton  Drescher

     if  to  the  Company:
     iNoize.com  Software  Ltd.
     900  Waterfront  Centre,  200  Burrard  Street
     Vancouver,  BC
     V7X lT2
     Attention:  Warren  Learmonth

     or to any other address as may from time to time be notified in writing by any of the parties. Any notice, payment or other communication shall be deemed to have been given on the day delivered, if delivered by hand, and within four Business Days following the date of posting, if mailed; provided that if there shall be at the time or within four Business Days of mailing a mail strike, slow-down or other labour dispute that might affect delivery by mail, then the notice, payment or other communication shall be effective only when actually delivered.

16.9. SHAREHOLDERS TO TAKE FURTHER STEPS. Each Shareholder shall take all necessary actions (including amending the Articles of the Company) and shall exercise that Shareholder's rights as a Shareholder of the Company to cause the Company to pass all necessary resolutions and effect all necessary corporate acts to comply with the intent and provisions of this Agreement, including the convening and attending at meetings, voting approval of necessary resolutions, or otherwise as may be necessary for the purpose of this Agreement.

16.10. COMPANY TO BE BOUND. The Company, so far as its powers apply, shall be bound by the terms of this Agreement and shall do and perform all such acts and things and execute all such documents and assurances as it has power to do and as is necessary to fully and effectually carry out the terms of this Agreement.

16.11. ENTIRE AGREEMENT. The provisions of this Agreement constitute the entire agreement between the parties and supersede all previous communications, representations and agreements, whether oral or written, between the parties with respect to the subject matter of this Agreement.

16.12. ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the parties and, except as otherwise provided or as would be inconsistent with the provisions of this Agreement, their respective heirs, executors, administrators, successors and assigns.

16.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts and or by facsimile each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

AS EVIDENCE OF THEIR AGREEMENT, the parties have executed this Agreement as of the date and year first above written.

SIGNED, SEALED AND DELIVERED     )
by  ALISTAIR  FRASER             )
in  the  presence  of:           )
                                 )   _______________________________
_______________________________  )   ALISTAIR  FRASER
Name of Witness                  )
                                 )
_______________________________  )
Signature  of  Witness           )


SIGNED, SEALED AND DELIVERED     )
by  CRAIG  HAMILTON              )
in  the  presence  of:           )
                                 )   _______________________________
_______________________________  )   CRAIG  HAMILTON
Name of Witness                  )
                                 )
_______________________________  )
Signature  of  Witness           )


SIGNED, SEALED AND DELIVERED     )
by  JEFF  BEIS                   )
in  the  presence  of:           )
                                 )   _______________________________
_______________________________  )   JEFF  BEIS
Name of Witness                  )
                                 )
_______________________________  )
Signature  of  Witness           )



SIGNED, SEALED AND DELIVERED     )
by  KAREL  TEN  HOOPE            )
in  the  presence  of:           )

                                 )   _______________________________
_______________________________  )   KAREL  TEN  HOOPE
Name of Witness                  )
                                 )
_______________________________  )
Signature  of  Witness           )


SIGNED, SEALED AND DELIVERED     )
by  BRENDAN MUMEY                )
in  the  presence  of:           )
                                 )   _______________________________
_______________________________  )   BRENDAN MUMEY
Name of Witness                  )
                                 )
_______________________________  )
Signature  of  Witness           )


INOIZE.COM  SOFTWARE  LTD.


By: ______________________________
     Authorized  Signatory


iQUEST  NETWORKS  INC.



By: ______________________________
     Authorized  Signatory - Director

                                   SCHEDULE A

                                  Definitions

The following words shall whenever used in this Agreement have the following meanings:

"Affiliate" means, with respect to any Shareholder or by the Representative of such Shareholder:

     (a) any corporation which is directly or indirectly controlled (de facto control) by such Shareholder and, if any Shareholder is a corporation, means in addition to the foregoing any person who controls such corporate shareholder;

     (b) any person, firm or corporation which is not acting at arm's length to such Shareholder, within the meaning ascribed to that expression in the Income Tax Act, R.S.C. 1985, 5th Supp., c. 1 in effect on the date of this Agreement;

"Agreement" means the shareholders' agreement between Fraser, Hamilton, Beis, Ten Hoope, Mumey, iQuest and the Company, dated September 28,200O;

"Arbitrator"  has  the  meaning  given  to  that  term  in  subsection  15.1;

"Auditors" means the firm of Amisano, Hanson, Chartered Accountants, or such other firm as the Board may from time to time determine;

"Bank" means the Canadian Imperial Bank of Commerce or such other bank or financial institution as the Board may from time to time determine;

"Board"  means  the  board  of  directors  of  the  Company;

"Business Day" means any day except Saturdays, Sundays or statutory holidays in British Columbia;

"Buy  Option"  has  the  meaning  given  to  that  term  in  subsection  8.2;

"Closing" means any closing of the purchase and sale of an Interest of a Shareholder as provided in this Agreement;

"Closing  Date"  has  the  meaning  given  to  that  term  in  subsection  11.1;

"Company  Act"  means  the  Company  Act,  R.S.B.C.  1996,  c.  62,  as amended;

"Contract"  has  the  meaning  given  to  that  term  in  subsection  11.2;

"Date"  means  the  date  of  death  of  the  Deceased;

"Deceased"  has  the  meaning  given  to  that  term  in  subsection  6.1;

"Default"  has  the  meaning  given  to  that  term  in  subsection  9.1;

"Defaulting  Shareholder"  has the meaning given to that term in subsection 9.1;

"Drag-Along Proposed Purchaser" has the meaning given to that term in subsection 5.8;

"Drag-Along Trigger Offer" has the meaning given to that term in subsection 5.8;

"Exercise  Notice"  has  the  meaning  given  to  that  term  in subsection 8.3;

"Financing" means the raising of funds through debt, including debt convertible into equity of the Company in the Company, but does not include short term financing (less than 60 days) provided by suppliers of goods or services.

"First  Valuation  Report"  has  the  meaning  given  to  that term in paragraph
12.2(c);

"First  Valuator"  has  the  meaning  given  to  that term in paragraph 12.2(b);

"Indemnitor"  has  the  meaning  given  to  that  term  is  subsection  4.6;

"Insolvency Event" means the winding-up or liquidation of a company, the institution of proceedings to be adjudicated a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any analogous laws, the consenting to the institution of such proceedings, the consenting to the filing of any petition under the Bankruptcy and Insolvency Act (Canada) or to the appointment of a receiver or receiver manager, the making of a general assignment for the benefit of creditors, the filing of a proposal to settle payment of creditors liabilities under the Companies' Creditors Arrangement Act, (Canada) the admission in writing of insolvency, the taking of any action in furtherance of any of the above, the passing of a resolution by a company for its winding-up or dissolution pursuant to s. 258, 267 or 271 of the Company Act or any similar provision enacted in substitution therefor, or upon dissolution of such a company by order of the Lieutenant Governor in Council pursuant to s. 256 of the Company Act or any similar provision acted in substitution therefor;

"Interest" means, in respect of each Shareholder, all of that Shareholder's Shares and Shareholder's Loans and any other right or claim that the Shareholder may have against the Company and the other Shareholders in that Shareholder's capacity as a member of the Company;

"Nondefaulting  Shareholder" has the meaning given to that term in paragraph 9.1
(a);

"Notice  of  Default"  has  the  meaning given to that term in paragraph 9.2(c);

"Offer"  has  the  meaning  given  to  that  term  in  subsection  9.3;

"Offeree  Shareholders  has  the  meaning given to that term in subsection 10.1;

"Offered  Shares"  has  the  meaning  given  to  that  term in paragraph 5.3(a);

"Offeror"  has  the  meaning  given  to  that  term  in  paragraph  5.3(a);

"Offeror  Shareholder"  has  the  meaning given to that term in subsection 10.1;

"Optionee"  has  the  meaning  given  to  that  term  in  subsection  8.5;

"Option  Event"  has  the  meaning  given  to  that  term  in  subsection  8.1;

"Option  Interest"  has  the  meaning  given  to  that term in paragraph 8.2(a);

"Optionor"  has  the  meaning  given  to  that  term  in  subsection  8.2;

"Other Shareholders" means all other Shareholders of the Company other than the Offeror;

"Permanent Incapacity" means, with respect to any person, the condition that will be deemed to exist where:

     (a) such person has been declared by a court of competent jurisdiction to be mentally incompetent and such declaration has not, at the relevant time, been revoked; or

     (b) such person becomes unable, by reason of illness, mental or physical disability or incapacity or otherwise, to perform his or her normal duties as a director or officer of the Company or as a full-time employee of the Company:

          (i)  for  a  period  of  180  consecutive  days;  or

          (ii) for 270 days in the aggregate during any period of 365 consecutive days;

          provided that in the event a qualified medical doctor certifies that the person's illness, disability or incapacity is not permanent but merely temporary and that the person shall be fully recovered and able to perform his or her normal duties as a director, officer and/or full-time employee of the Company within 180 days of the date of the certificate, then such illness, disability or incapacity shall not be deemed to constitute "Permanent Incapacity";

"Piggy  Back  Notice"  has  the  meaning  given  to  that  term  in subparagraph
5.7(a)(ii);

"Pre-DA  Trigger  Offer"  has  the meaning given to that term in subsection 5.8;

"Prime Rate" means the annual rate of interest designated from time to time by the Bank as its prime rate for Canadian dollar commercial loans made in Canada;

"Purchase Price" means, with respect to any sale and purchase of an Interest of a Shareholder, the amount payable to purchase such Interest as determined in accordance with the provisions of this Agreement applicable to that sale and purchase;

"Purchaser" means the Shareholder(s) who is/are the purchaser(s) of Shares or of an Interest pursuant to any of the provisions of this Agreement;

"Representative" means, for a Shareholder that is a company, the individual(s) who exercise control over that company;

"Second  Valuation  Report"  has  the  meaning  given  to that term in paragraph
12.2(e);

"Second  Valuator"  has  the  meaning  given  to that term in paragraph 12.2(d);

"Sell  Option"  has  the  meaning  given  to  that  term  in  paragraph  8.2(b);

"Shareholder" means in respect of the Company, any one of Fraser, Hamilton, Beis, Ten Hoope, Mumey or iQuest and "Shareholders" means any two or more of them;

"Shareholder  Offer"  has  the  meaning  given  to that term in subsection 10.1;

"Shareholder's or Shareholders' Loans" means, in respect of each Shareholder, the aggregate amount of money advanced from time to time as a loan by that Shareholder to the Company and not repaid, together with accrued and unpaid interest, if any, but does not include a loan made pursuant to section 4.1;

"Shares" means, in respect of each Shareholder, all of the Class A common shares and Class B common shares in the capital of the Company directly or indirectly owned by that Shareholder or in respect of which that Shareholder has any right to purchase (except under this Agreement);

"Subject Interest" has the meaning given to that term in paragraph 6.1(a) or paragraph 12.2(a);

"Subject  Purchaser"  means the purchaser or purchasers of the Subject Interest;

"Subject  Shareholder"  has  the  meaning  given to that term in subsection 6.1;

"Subsidiary" has the meaning given to that term in s. l(3) of the Company Act in effect on the date hereof;

"Third  Party  Offer"  has  the  meaning given to that term in paragraph 5.3(a);

"Third  Party  Offerors"  has  the  meaning  given  to that term in subparagraph
5.3(a);

"Transfer" of an Interest includes any sale, exchange, transfer, assignment, gift, pledge, encumbrance, hypothecation, alienation or other transaction, whether voluntary, involuntary or by operation of law, whether in whole or in part, by which the legal or beneficial ownership of, or any security interest or other interest in an Interest, passes from one person to another, or to the same person in a different capacity, whether or not for value, and "to transfer", "transferred" and similar expressions have corresponding meanings;

"Transfer  Interest"  has  the  meaning  given  to that term in subsection 11.2;

"Transfer  Notice"  has  the  meaning  given  to  that term in paragraph 5.3(a);

"Valuation" means a valuation prepared pursuant to subsection 12.2 and which expresses the value per Share and per dollar amount of any Shareholder's Loan; and

"Vendor" means a Shareholder who is the seller of an Interest or Interests pursuant to any of the provisions of this Agreement.

                                   SCHEDULE B

              Matters Requiring Unanimous Consent of the Directors

Pursuant to subsection 3.8 of the Agreement, the following matters shall require the consent of all the directors of the Company:

(a) the approval of the annual operating and capital expenditure budgets or the business plan of the Company or any of its Subsidiaries;

(b) any amendment to the annual operating and/or capital expenditure budget which increases the annual operating and/or capital expenditure budget by more than 15%;

(c) any material change in the direction of the business as compared to the business plan of the Company as approved in paragraph (a) above;

(d) except for any expenditures contemplated by an approved capital expenditure or operating budget, any single capital expenditure of the Company or its Subsidiaries in excess of $20,000 per year, or any series of related capital expenditures which exceed, in the aggregate, the sum of $20,000 per year;

(e) the acquisition (by purchase, lease or otherwise) by the Company or any Subsidiary of any asset having a value in excess of $20,000;

(f) the entering into, execution, acknowledgement, amendment, supplement, cancellation or termination of any Material Contract on behalf of the Company or any of its Subsidiaries and, for this purpose, "Material
     Contract"  means  any  of  the  following:

     (i) any contract, agreement, or other instrument to be entered into by the Company or any of its Subsidiaries with any Shareholder or an Affiliate of a Shareholder;

     (ii) any contract, agreement or other instrument to be entered into by the Company or any of its Subsidiaries which may in the aggregate over the term of the contract, agreement or other instrument involve an obligation of the Company, or any of its Subsidiaries, to pay in excess of $20,000; and

     (iii) any other contract, agreement or other instrument to be entered into by the Company or any of its Subsidiaries which is material to the business, condition (financial or otherwise), operations or performance of the Company or its Subsidiaries;

(g) any change in the authorized officers of the Company or any of its Subsidiaries in respect of legal documents or transactions with any bank or other financial institution;

(h) the appointment of, or any changes to, the officers, other than the Secretary of the Company, or other management of the Company or any of its Subsidiaries;

(i) the hiring or termination of employment of any management employee or any other employee whose annual salary and other remuneration exceeds $50,000;

(j) any material change in the salary, fringe benefits or other compensation whatsoever to be paid to the officer or senior management of the Company or any of its Subsidiaries;

(k) the adoption or amendment of any bonus, incentive, deferred compensation, stock option, profit sharing, pension or similar plan for any or all of the employees of the Company or any of its Subsidiaries;

(l) the declaration or payment or payment of, or agreement to declare or pay, any dividend, salary, bonus, fees or other amount by the Company or any of its Subsidiaries to any Shareholder or Affiliate of a Shareholder;

(m) any borrowing by the Company or any of its Subsidiaries, other than Shareholder Loans which must be offered pro rata to the Shareholders;

(n) the guarantee by the Company or any of its Subsidiaries of the debt of any other person;

(o)  any  loans  by  the Company or any of its Subsidiaries to any other person;

(p) the sale, lease, transfer, mortgage, pledge, or other disposition of all or substantially all of the undertaking of the Company or any of its Subsidiaries;

(q) any amendment to the Memorandum, Articles, or other constating documents of the Company or any of its Subsidiaries;

(r) the consolidation, merger or amalgamation of the Company or any of its Subsidiaries with any other company, association, partnership or other legal entity;

(s) the creation, allotment or issuance of, or agreement to create, allot or issue, any shares or other securities of the Company or any of its Subsidiaries, or the granting of any option or right capable of becoming an option to purchase any shares or other securities of the Company or any of its Subsidiaries;

(t) the winding-up or liquidation of the Company or any of its Subsidiaries, the institution of proceedings to be adjudicated a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada), the consenting to the institution of such proceedings against the Company or any of its Subsidiaries, the consenting to the institution of bankruptcy or insolvency proceedings against the Company or any of its Subsidiaries under the Bankruptcy and Insolvency Act (Canada) or any other analogous laws, the consenting to the filing of any such petition or to the appointment of a receiver or receiver manager of the property of the Company or any of its Subsidiaries, the making of a general assignment for the benefit of creditors, the filing of a proposal to settle payments of creditors' liabilities under the Companies Arrangement Act, the admission in writing of the insolvency of the Company or any of its Subsidiaries, or the taking of any corporate action in furtherance of any of the aforesaid purposes; and

(u) the redemption, repurchase or retirement for value of any shares or other securities of the Company, except under the provisions of this Agreement or unless the Company offers to redeem, repurchase or retire all of the issued and outstanding shares or securities to. be redeemed, repurchased or retired, the Company offers to redeem, repurchase or retire such shares or securities on a pro rata basis.

                                   SCHEDULE C

The registered and beneficial holders of all the issued and outstanding shares in the capital of the Company are as follows:

Shareholder                                     Number  and  Class  of  Shares
-----------------                            -----------------------------------
Alistair  Fraser                             1,762,500  Class  B  Common  shares
Craig  Hamilton                              1,762,500  Class  B  Common  shares
Jeff  Beis                                     787,500  Class  B  Common  shares
Karel  Ten  Hoope                              475,000  Class  B  Common  shares
Brendan  Mumey                                 212,500  Class  B  Common  shares


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